UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 3, 2005

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17872 Cartwright Road

Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 399-4500

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2005, in connection with our acquisition by merger (the “Merger”) of Starcraft Corporation (“Starcraft”) pursuant to an Agreement and Plan of Merger dated November 23, 2004, among us, Starcraft and our wholly owned subsidiary, Quake Sub, Inc. (the “Merger Agreement”), disclosed in Item 2.01 of this Report, we or our subsidiaries entered into the following agreements:

Employment Agreements

In connection with the Merger and pursuant to the terms of the Merger Agreement, we or our subsidiaries entered into employment agreements with Jeffrey P. Beitzel, Michael H. Schoeffler, Richard C. Anderson, Douglass C. Goad and Joseph E Katona III, each of whom was an executive officer of Starcraft immediately prior to the Merger and was designated as an executive officer of Quantum in connection with the Merger.

The employment agreements provide that:

•	Mr. Beitzel will be employed as our Chief Operating Officer and as President of Tecstar, L.P., a wholly owned subsidiary of Starcraft, for an initial term of two years and with automatic extensions for successive two-year terms, at an initial annual base salary of $700,000;

•	Mr. Schoeffler will be employed as President of Starcraft, for an initial term of two years and with automatic extensions for successive two-year terms, at an initial annual base salary of $550,000;

•	Mr. Anderson will be employed as President of Wheel to Wheel, LLC, a wholly owned subsidiary of Starcraft, for an initial term of two years and with automatic extensions for successive two-year terms, at an initial annual base salary of $550,000;

•	Mr. Goad will be employed as Executive Vice President (Operations) of Tecstar, L.P., a wholly owned subsidiary of Starcraft, for an initial term of two years and with automatic extensions for successive two-year terms, at an initial annual base salary of $550,000; and

•	Mr. Katona will be employed as Chief Financial Officer of Starcraft, for an initial term of one year and with automatic extensions of successive one year terms, at an initial annual base salary of $140,000.

Messrs. Beitzel, Schoeffler, Anderson and Goad are each entitled to receive the following severance benefits in the event his contract is not renewed or he is terminated without reasonable cause, which is defined as a willful, flagrant and repeated failure to perform duties or comply with instructions given by our Board of Directors, or a felony conviction that might have a material adverse effect on the employer:

•	two years of salary, for which the executive may select salary continuation or a lump-sum payment;

•	full benefit plan participation in the event that salary continuation is selected;

•	five years of salary continuation and benefits in the event that his employment is terminated by disability;

•	two years of severance and benefits paid to surviving family if his employment is terminated by death; and

•	the right to compel the repurchase of any of his outstanding stock options.

Mr. Katona is entitled to receive severance benefits for six months and has the right to compel repurchase of any of his outstanding stock options in the event of a change of control of Quantum (as defined in his employment agreement), unless he is terminated for cause, defined as misconduct, breach of fiduciary duty involving personal profit, failure to perform his job responsibilities, conviction of or a guilty plea or nolo contendere plea to violation of any law or regulation (other than minor traffic violations), or breach of any term of the employment agreement.

With respect to Messrs. Beitzel, Schoeffler, Anderson and Goad, the agreements provide that we may not locate the executive’s place of work more than fifteen miles from his residence, require the executive to travel more than ten days in any calendar year, make any changes to our vacation policies that are less favorable from the executive’s point of view or make any changes in the office space, executive assistant and other working conditions that are less favorable from the executive’s point of view. The executive may terminate his employment in the event of a change in job responsibilities to which he has not consented.

We are also obligated to pay each executive’s membership fees for country clubs, social clubs and golf clubs of the executive’s choosing, personal tax preparation fees and personal umbrella insurance coverage of at least $10 million.

All of the executives are bound by noncompetition provisions that restrict them from competing with us for two years following termination with reasonable cause, except that Mr. Katona is only restricted while he is receiving severance benefits. The other executives are not restricted if their employment is terminated without reasonable cause or if they terminate their employment as a result of a change in their job responsibilities without their consent.

The foregoing description of the agreements is qualified in its entirety by reference to the Employment Agreements, dated as of March 3, 2005, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, and are incorporated herein by reference.

Indemnification Agreements

On March 3, 2005, we entered into indemnification agreements with Messrs. Beitzel, Schoeffler, Anderson, Goad and Katona. The indemnification agreements are substantially similar to the form of indemnification agreement that we have previously entered into with our existing executive officers and directors, which provide for the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation, as well as certain additional procedural protections. These indemnification agreements may require us, among other things, to indemnify our executive officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the executive officers or directors as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance if available on reasonable terms.

For further information on the terms of these indemnification agreements, reference is made to the form of Indemnification Agreement filed as Exhibit 10.21 to our Registration Statement on Form S-1 (No. 333-101668), filed on December 5, 2002, which is incorporated herein by reference.

Registration Rights Agreement

On March 3, 2005, pursuant to the terms of the Merger Agreement, we entered into a registration rights agreement with Kelly L. Rose, the Chairman of Starcraft prior to the Merger, and Messrs. Beitzel, Anderson and Goad pursuant to which we will use our reasonable best efforts to file a registration statement to permit the resale of shares of Quantum common stock received by these Starcraft shareholders in the Merger and to maintain the effectiveness of the registration statement through the first anniversary of the completion of the Merger. We are required to pay all registration expenses, except for selling commissions, discounts and any out-of-pocket expenses of the selling security holders. We also are required to indemnify the selling security holders from and against any losses caused by any untrue statement of material fact contained in the shelf registration statement.

Each selling security holder generally will be required to provide information about itself and the specifics of the sale, be named as a selling security holder in the related prospectus, deliver a prospectus to purchasers, indemnify us from any liabilities relating to any untrue statement of material fact provided by the security holder for inclusion in the registration statement and be bound by the provisions of the registration rights agreement where applicable to the security holder.

The foregoing description is qualified in its entirety by reference to the Registration Rights Agreement, dated as of March 3, 2005, which is attached as Exhibit 10.6 hereto, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 3, 2005, we completed our acquisition of Starcraft by merging our wholly owned subsidiary, Quake Sub, Inc., an Indiana corporation, with and into Starcraft, with Starcraft surviving as our wholly owned subsidiary, pursuant to the terms of the Merger Agreement.

Starcraft is a second-stage manufacturer of motor vehicles, including pick-up trucks and sport utility vehicles. Immediately prior to the Merger, Starcraft entered into agreements with

Kelly L. Rose, the then Chairman of Starcraft’s Board of Directors, which provided for the separation of Mr. Rose from Starcraft and the sale to Mr. Rose of certain Starcraft assets related to Starcraft’s spare parts business, including certain real estate, intellectual property and inventory.

As a result of the Merger, each share of Starcraft common stock outstanding at the effective time of the Merger was converted into the right to 2.341 shares of Quantum common stock. We will issue approximately 21 million shares of our common stock to the shareholders of Starcraft in connection with the Merger. We also paid approximately $7.1 million to holders of options and rights to purchase Starcraft common stock, in exchange for the cancellation of such options and rights. We also assumed the obligation to issue our common stock upon conversion of Starcraft’s $15 million aggregate principal amount of 8.5% Convertible Subordinated Notes (the “Notes”). Because the value of the shares of Quantum common stock issuable in the Merger in exchange for a share of Starcraft common stock was less than the conversion price of the Notes in effect immediately prior to the completion of the Merger, the conversion price of the Notes was adjusted, pursuant to the terms of the Notes, to $5.77, which was the closing price of our common stock on the closing date of the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2004.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following financial obligations of Starcraft and its subsidiaries remained outstanding following the Merger:

Starcraft’s $15,000,000 8.5% Convertible Subordinated Promissory Notes

Starcraft issued $15 million aggregate principal amount of 8.5% Convertible Subordinated Notes (the “Notes”) in July 2004. Payment of accrued interest on the Notes is due on the first day of each January and July. At any time before payment in full of the principal amount, the holders of the Notes may convert all or any portion of the outstanding principal amount into shares of our common stock. In connection with the Merger, we assumed the obligation to issue shares of our common stock upon conversion of the Notes at a conversion price of $5.77. The Notes contain certain covenants, including a covenant that Starcraft not allow its senior indebtedness to exceed $30 million in the aggregate or its total senior and junior indebtedness to exceed $45 million in the aggregate. The Notes may become immediately due and payable if Starcraft is generally not paying or if it admits in writing its inability to pay debts as they come due.

The foregoing description of the Notes is qualified in its entirety by reference to the text of the Purchase Agreement and form of Notes, which is incorporated herein by reference to

Exhibit 4.1 to Starcraft’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2004.

Starcraft’s Domestic Revolving Credit Line

Starcraft is a party to a Credit Agreement, dated as of January 16, 2004, and as amended through September 30, 2004, with Comerica Bank, as agent for several financial institutions that are or may become a party to the agreement, as amended (the “Credit Agreement”). The Credit Agreement is a $30 million revolving facility, which matures on April 1, 2006. Advances under the agreement are limited to the lesser of specific dollar amounts or specific percentages of eligible receivables and inventories, subject to a maximum of $30 million. The advances bear interest subject to a pricing matrix with ranges of 3/4% below the prime rate to 1/4% above the prime rate dependent upon a ratio of funded debt to EBITDA. The revolver also contains a LIBOR-based borrowing option with rates ranging from 150 to 250 basis points above Euro dollar rates, dependent upon the same calculation. The Credit Agreement also provides for advances under a swing line at the prime rate plus a percentage quoted at the time of the advance by the swing line lending bank.

The Credit Agreement requires Starcraft to pay a quarterly commitment fee equal to 1/4% of the unused portion of the revolver. The Credit Agreement contains various customary covenants, including a limitation on Starcraft’s ability to incur or assume debt, liens and guarantee obligations, a prohibition on Starcraft’s merger with another company, and spending caps at $10 million for permitted acquisitions and $5 million for capital expenditures. On January 24, 2005, Comerica waived its right to terminate the facility under the change-of-control provision and expressly consented to the Merger.

The nonpayment of principal and interest when due is an event of default. Other events of default, for which varying cure periods apply, include defaults on the covenants and agreements in the Credit Agreement, the dissolution of Starcraft or any of its subsidiaries, any change in Starcraft’s management or in the management of its subsidiaries that is reasonably likely to have a material adverse affect and any change of control of Starcraft, as defined by the Credit Agreement.

Prepayments on the principal amount under the Euro dollar-rate option or the swing line are subject to certain prepayment costs. Prepayments of advances under the prime-rate option are not subject to prepayment costs or penalties.

As of January 2, 2005, $11,769,689 was outstanding under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the text of the complete agreement, which is incorporated herein by reference to Exhibit 4.1 to Starcraft’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on February 11, 2004, Exhibit 4.1 to Starcraft’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 12, 2004, Exhibit 4.2 to Starcraft’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 12, 2004, Exhibit 4.6(d) to Starcraft’s Annual Report on Form 10-K, filed with the Securities and

Exchange Commission on December 17, 2004, Exhibit 4.6(e) to Starcraft’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 17, 2004 and Exhibit 4.6(f) to Starcraft’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 17, 2004.

Tecstar Revolving Credit Line

Tecstar Manufacturing Canada Limited, a subsidiary of Starcraft (“Tecstar Canada”), is a party to a Loan Agreement, dated as of April 30, 2003, and as amended through March 1, 2004 (the “Loan Agreement”), between Comerica Bank and Tecstar Canada. The Loan Agreement is a $5 million revolving facility that matures on April 30, 2006. Advances under the agreement bear interest subject to a pricing matrix with ranges of 3/4% below the prime rate to 1/4% above the prime rate, or ranges of 50 to 150 basis points above the Canadian prime rate for advances under that rate, dependent upon Tecstar Canada’s tangible net worth. The borrowings are collateralized by substantially all of Starcraft’s assets. This facility is subject to various loan covenants. As of January 2, 2005, $125,000 was outstanding under the Loan Agreement.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the text of the complete agreement, which is incorporated herein by reference to Exhibit 4.8 to Starcraft’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 5, 2003 and Exhibit 4.3 to Starcraft’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2003.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with our Merger with Starcraft and in accordance with the terms of the Merger Agreement, we appointed Jeffrey P. Beitzel as our Chief Operating Officer effective March 3, 2005. Mr. Beitzel was also appointed as the President of Tecstar, L.P., a subsidiary of Starcraft. Mr. Beitzel previously served as a director and Co-Chief Executive Officer of Starcraft. He joined Starcraft in January 2004, following its merger with Wheel to Wheel, Inc. Mr. Beitzel has founded and owned several automotive companies since leaving an engineering position with Ford Motor Company in 1983. His businesses have generally focused on converting automotive design concepts into limited volume production for original equipment manufacturers. Mr. Beitzel served as President of two of Starcraft’s subsidiaries, Wheel to Wheel, LLC and Tecstar, L.P. He remains the President of Powertrain Integration, LLC, 51% of which is owned by Starcraft and 49% of which is owned by IMPCO Technologies, Inc., our former parent company. Mr. Beitzel has personally guaranteed certain obligations of Wheel to Wheel to third parties. Starcraft has agreed to indemnify Mr. Beitzel in respect of such obligation. The current balance of these obligations of Wheel to Wheel is approximately $6.0 million. In connection with the Merger, we entered into an employment agreement, an indemnification agreement and a registration rights agreement with Mr. Beitzel, descriptions of which are set forth in Item 1.01 and are incorporated herein by reference.

On March 3, 2005, in connection with the Merger and in accordance with the terms of the Merger Agreement, our Board of Directors also increased the size of our Board from five to seven members, thereby creating two new vacant directorships. Our Board filled the vacancies, in accordance with our Amended and Restated Bylaws, by appointing Jeffrey P. Beitzel and Carl E. Sheffer to the Board.

Mr. Sheffer was appointed as a Class I director, to serve until the expiration of the term of that class and until his successor has been duly elected and qualified. There was no arrangement or understanding between us and Mr. Sheffer regarding his appointment to our Board. Our Board made an affirmative determination that Mr. Sheffer is independent, as defined by NASD Marketplace Rule 4200(a)(15).

Mr. Beitzel was appointed as a Class III director, to serve until the expiration of the term of that class and until his successor has been duly elected and qualified. Mr. Beitzel was appointed to our Board pursuant to the terms of the Merger Agreement. Mr. Beitzel had a direct material interest in the Merger, as he was the holder of 1,079,940 shares of Starcraft common stock and will receive Quantum common stock in exchange for his shares of Starcraft in accordance with the terms of the Merger Agreement.

Neither Mr. Beitzel nor Mr. Sheffer was appointed to serve on any committees of the Board, nor are they expected to be named to any committees of the Board at this time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2005, we filed an Amended and Restated of Certificate of Incorporation with the Secretary of State of the State of Delaware, as previously disclosed in our joint proxy statement/prospectus, filed with the Securities and Exchange Commission on Form S-4 on January 19, 2005. The amendment increased the authorized number of shares of our common stock from 60,000,000 shares to 100,000,000 shares, eliminated the currently authorized shares of Series A common stock and reduced the number of shares designated as Series B common stock from 6,000,000 to 2,000,000.

A copy of our Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The information required by Item 9.01(a) will be filed by amendment as soon as practicable prior to May 19, 2005.

(b) Pro Forma Financial Information.

To the extent required, the information described in Item 9.01(b) will be filed by amendment as soon as practicable prior to May 19, 2005.

(c)	Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, by and among Quantum Fuel Systems Technologies Worldwide, Inc., Quake Sub, Inc. and Starcraft Corporation, dated as of November 23, 2004. (1)

3.1	Amended and Restated Certificate of Incorporation of Quantum Fuel Systems Technologies Worldwide, Inc., dated March 3, 2005.

10.1	Employment Agreement by and between Quantum Fuel Systems Technologies Worldwide, Inc. and Jeffrey P. Beitzel, dated March 3, 2005.*

10.2	Employment Agreement by and between Quantum Fuel Systems Technologies Worldwide, Inc. and Michael H. Schoeffler, dated March 3, 2005.*

10.3	Employment Agreement by and between Starcraft Corporation and Richard C. Anderson, dated March 3, 2005.*

10.4	Employment Agreement by and between Starcraft Corporation and Douglass C. Goad, dated March 3, 2005.*

10.5	Employment Agreement by and between Starcraft Corporation and Joseph E. Katona III, dated March 3, 2005.*

10.6	Registration Rights Agreement by and among Quantum Fuel Systems Technologies Worldwide, Inc., Kelly L. Rose, Jeffrey P. Beitzel, Richard C. Anderson and Douglass C. Goad, dated March 3, 2005.

*	The referenced exhibit is a compensatory contract, plan or arrangement.

(1)	Incorporated by reference to Exhibit 2.1 of Quantum Fuel Systems Technologies Worldwide, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: March 9, 2005	By:	/s/ W. Brian Olson
W. Brian Olson Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, by and among Quantum Fuel Systems Technologies Worldwide, Inc., Quake Sub, Inc. and Starcraft Corporation, dated as of November 23, 2004. (1)

3.1	Amended and Restated Certificate of Incorporation of Quantum Fuel Systems Technologies Worldwide, Inc., dated March 3, 2005.

10.1	Employment Agreement by and between Quantum Fuel Systems Technologies Worldwide, Inc. and Jeffrey P. Beitzel, dated March 3, 2005.*

10.2	Employment Agreement by and between Quantum Fuel Systems Technologies Worldwide, Inc. and Michael H. Schoeffler, dated March 3, 2005.*

10.3	Employment Agreement by and between Starcraft Corporation and Richard C. Anderson, dated March 3, 2005.*

10.4	Employment Agreement by and between Starcraft Corporation and Douglass C. Goad, dated March 3, 2005.*

10.5	Employment Agreement by and between Starcraft Corporation and Joseph E. Katona III, dated March 3, 2005.*

10.6	Registration Rights Agreement by and among Quantum Fuel Systems Technologies Worldwide, Inc., Kelly L. Rose, Jeffrey P. Beitzel, Richard C. Anderson and Douglass C. Goad, dated March 3, 2005.

*	The referenced exhibit is a compensatory contract, plan or arrangement.

(1)	Incorporated by reference to Exhibit 2.1 of Quantum Fuel Systems Technologies Worldwide, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2004.